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                                                                    EXHIBIT 23.2
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               CONSENT OF HARLAN & BOETTGER, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Omnibus Stock Plan of Pacific Research & Engineering Corporation of our report dated February 28, 1998, with respect to the consolidated financial statements and schedule of Pacific Research & Engineering Corporation for the year ended December 31, 1997 included in its annual report on Form 10-K filed with the Securities and Exchange Commission.

/s/ Harlan & Boettger

Harlan & Boettger
San Diego, California
August 13, 1998